Exhibit 99.1

INTERMOLECULAR ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

Achieved a Consecutive Quarter of Positive Non-GAAP Net Income — Contract Renewals and Expansions Pave the Way for Continued Growth in 2012

SAN JOSE, Calif. — April 26, 2012 — Intermolecular, Inc. (NASDAQ: IMI)—accelerating research and development (R&D) for semiconductor and clean-energy industries—today announced results for its first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $16.4 million, representing 40% growth on a year-over-year basis.  Collaborative development program (or CDP) revenue was $12.2 million for the quarter, compared to $7.8 million in the prior year, in part due to an increase in our development program for advanced logic semiconductors, and the initiation of new micro-CDP engagements in the clean energy sector.  Licensing and royalty revenue was $3.5 million, compared to $3.2 million for the same period a year ago.  Workflow product revenue of $0.7 million was consistent with the $0.7 million recognized in the prior year quarter.

For the first quarter of 2012, the Company reported a net loss of $(0.2) million or $(0.00) per share, compared to a net loss of $(5.3) million, or $(0.93) per share for the first quarter of 2011.  Net loss for the first quarter of 2011 includes a $(4.0) million expense associated with the accretion of convertible, redeemable preferred shares, equivalent to $(0.72) per share.

Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the difference between the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

On a non-GAAP basis, the Company reported net income of $0.6 million or $ 0.01 per share, compared to a net loss of $(0.6) million, or $(0.10) per share in the first quarter of 2011.

“We are pleased with the extension and expansion of our customer programs with Toshiba, SanDisk, and Guardian Industries in the first quarter of 2012, which confirms our technical contributions to these key customers.  These contracted engagements build the foundation for meaningful year over year revenue growth in 2012,” said David Lazovsky, President and CEO of Intermolecular.  “While the ongoing reorganization of Elpida introduces uncertainty over the timing and magnitude of volume-based royalties from this customer, we believe the low-power, mobile DRAM technology that we are developing in this collaborative program has significant value to the DRAM industry.”

Intermolecular ended the first quarter of 2012 with backlog that is expected to be recognized as revenue over the remainder of 2012 of $43.1 million.  When combined with actual revenue of $16.4 million in the first quarter of 2012, backlog at the end of the first quarter of 2012 provides total revenue visibility of approximately $59.5 million for the current year.  This compares to $47.2 million in expected revenue out of backlog for 2012 that the Company reported at the end of the prior quarter.

Outlook for Second Quarter 2012

The following statements are based on current expectations for the second quarter of 2012. These statements are forward-looking and actual results may differ materially depending on factors set forth under “Forward Looking Statements” below.

•                  The Company projects revenue in the range of $14.5 to $15.0 million.  This revenue projection includes $14.5 million from our March 31, 2012 reported backlog.

•                  Non-GAAP net loss, excluding stock-based compensation expense, is projected between a non-GAAP loss of $(1.0) million to $(0.5) million, or between $(0.02) — $(0.01) per share, on approximately 42.9 million shares outstanding.

Conference Call Today

Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss first quarter 2012 results.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386.  Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean-energy industries. The approach consists of the Company’s proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” and “Tempus” are trademarks of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

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Forward-Looking Statements

Statements in the press release that are not historical facts are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, gross margin, net loss, and stock-based compensation expense, as well as expectations regarding recognition in our 2012 revenue of our current backlog. These forward-looking statements and all other statements that may be made in this press release that are not historical facts, are subject to a number of risks and uncertainties that may cause actual results to differ materially. These forward-looking statements reflect only Intermolecular’s views as of today’s date, and although these forward-looking statements are based upon information available as of the date hereof and reflect management’s good faith beliefs, they inherently involve known and unknown risks, uncertainties, and other factors that may cause actual events, results, performance or achievements to differ materially from anticipated.  Important factors that could cause actual results to differ materially from expectations are disclosed in Intermolecular’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed on March 16, 2012, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” filed with the SEC and available at www.sec.gov.  You should read Intermolecular’s SEC filings and the documents that are filed with the SEC as exhibits to those filings, with the understanding that Intermolecular’s actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue:
Collaborative development program and services revenue	$12,195	$7,793
Product revenue	678	678
Licensing and royalty revenue	3,509	3,217
Total revenue	16,382	11,688
Cost of revenue	7,188	5,516
Gross profit	9,194	6,172

Operating expenses:
Research and development	5,068	4,519
Sales and marketing	1,240	905
General and administrative	2,818	1,799
Total operating expenses	9,126	7,223

Operating income (loss)	68	(1,051)
Interest (expense) income, net	(249)	4
Other expense, net	(6)	(178)
Loss before provision for income taxes	(187)	(1,225)
Income tax (benefit) provision	(1)	1
Net loss	(186)	(1,226)
Accretion on redeemable convertible preferred stock	—	(4,041)
Net loss attributable to common stockholders	$(186)	$(5,267)

Basic and diluted net loss per common share	$(0.00)	$(0.93)

Shares used in basic and diluted net loss per common share	42,241	5,633

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$80,847	$81,002
Marketable securities	1,251	—
Total cash, cash equivalents and marketable securities	82,098	81,002
Accounts receivable, net	6,066	11,162
Inventory, current portion	1,797	—
Prepaid expenses and other current assets	1,383	1,763
Total current assets	91,344	93,927

Inventory, net of current portion	2,433	2,532
Property and equipment, net	24,147	25,128
Intangible assets, net	5,996	6,067
Other assets	162	160
Total assets	$124,082	$127,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$906	$1,079
Accrued compensation and employee benefits	2,078	2,452
Deferred revenue, current portion	8,652	11,168
Accrued liabilities	3,075	3,759
Note payable, current portion	928	804
Total current liabilities	15,639	19,262

Note payable, net of current portion	26,276	26,514
Deferred revenue, net of current portion	161	716
Other long-term liabilities	1,049	1,149
Total liabilities	43,125	47,641

Stockholders’ equity:
Common stock	42	42
Additional paid-in capital	181,650	180,680
Accumulated deficit	(100,735)	(100,549)
Total stockholders’ equity	80,957	80,173
Total liabilities and stockholders’ equity	$124,082	$127,814

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(186)	$(1,226)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,852	1,508
Stock-based compensation	827	406
Revaluation of preferred stock warrant liability	—	235
Changes in operating assets and liabilities:
Prepaid expenses and other assets	385	262
Inventory	(1,698)	109
Accounts receivable	5,096	(435)
Accounts payable	(412)	(702)
Accrued and other liabilities	(1,044)	(396)
Deferred revenue	(3,071)	(4,130)
Net cash provided by (used in) operating activities	1,749	(4,369)
Cash flows from investing activities:
Purchase of short-term investments	(1,251)	—
Purchase of property and equipment	(333)	(3,321)
Capitalized intangible assets	(327)	(179)
Net cash used in investing activities	(1,911)	(3,500)
Cash flows from financing activities:
Payment of debt	(114)	—
Proceeds from exercise of common stock options	121	15
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	14,927
Net cash provided by financing activities	7	14,942
Net (decrease) increase in cash and cash equivalents	(155)	7,073
Cash and cash equivalents at beginning of period	81,002	23,064
Cash and cash equivalents at end of period	$80,847	$30,137

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not in accordance with GAAP, and do not serve as an alternative to GAAP. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.  We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular’s core operating results. We believe that the non-GAAP measures of revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. Our non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2012
	GAAP Results	Stock- based Compensation	Non-GAAP Results

Revenue:
Collaborative development program and services revenue	$12,195	$—	$12,195
Product revenue	678	—	678
Licensing and royalty revenue	3,509	—	3,509
Total revenue	16,382	—	16,382
Cost of revenue (a)	7,188	(284)	6,904
Gross profit	9,194	284	9,478

Operating expenses:
Research and development (a)	5,068	(209)	4,859
Sales and marketing (a)	1,240	(125)	1,115
General and administrative (a)	2,818	(209)	2,609
Total operating expenses	9,126	(543)	8,583

Operating income	68	827	895
Interest (expense) income, net	(249)	—	(249)
Other expense, net	(6)	—	(6)
Income (loss) before provision for income taxes	(187)	827	640
Income tax benefit	(1)	—	(1)
Net (loss) income	$(186)	$827	$641

Basic net (loss) income per common share	$(0.00)		$0.02
Diluted net (loss) income per common share	$(0.00)		$0.01

Shares used in basic net (loss) income per common share	42,241		42,241
Shares used in diluted net (loss) income per common share	42,241		46,875

(a)          Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2012	2011

GAAP cost of net revenue	$7,188	$5,516
Stock-based compensation expense (a)	(284)	(95)
Non-GAAP cost of net revenue	$6,904	$5,421

GAAP gross profit	$9,194	$6,172
Stock-based compensation expense (a)	284	95
Non-GAAP gross profit	$9,478	$6,267

As a percentage of net revenue:
GAAP gross margin	56.1%	52.8%
Non-GAAP gross margin	57.9%	53.6%

GAAP operating income (loss)	$68	$(1,051)
Stock-based compensation expense (a):
- Cost of net revenue	284	95
- Research and development	209	67
- Sales and marketing	125	131
- General and administrative	209	113
Non-GAAP operating income (loss)	$895	$(645)

GAAP net loss attributable to common stockholders	$(186)	$(5,267)
Stock-based compensation expense (a)	827	406
Preferred stock warrant charges (b)	—	235
Accretion on redeemable convertible preferred stock	—	4,041
Non-GAAP net income (loss) attributable to common stockholders	$641	$(585)

Shares used in computing Non-GAAP basic earnings per share (c)	42,241	5,633

Shares used in computing Non-GAAP diluted earnings per share	46,875	5,633

Non-GAAP earnings per share:
Basic net income (loss) per common share	$0.02	$(0.10)

Diluted net income (loss) per common share	$0.01	$(0.10)

(a)          Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)         Change in fair value of preferred stock warrants prior to their exercise in connection with the Company’s initial public offering in November 2011.

(c)          Basic common shares during the first quarter of 2012 were 42.2 million compared to 5.6 million basic common shares during the first quarter of 2011. This increase in share count year over year includes the conversion of preferred shares to common in connection with the Company’s initial public offering in November 2011 as well as new shares issued as part of the Company’s Series E Preferred Stock financing and the Company’s initial public offering completed in 2011.

Press Contact

Ed Korczynski, Intermolecular

Marketing Communications Director

edk@intermolecular.com

+1.408.582.5629

Investor Relations Contact

Gary Hsueh, Intermolecular

Sr. Director of Corporate Development and Investor Relations

gary.hsueh@intermolecular.com

+1.408.582.5635

Source: Intermolecular